Memorandum of Understanding

Eclipse Identity Recognition Corporation

and

Brock D. Bierman

Whereas    Eclipse    Identity    Recognition    Corporation    (EclipseIR)    wishes    to    demonstrate    the

effectiveness  of  its  facial  recognition  and  video  analytic  search  capabilities  in  detecting  and  matching persons as applied in the field of genealogy, and;

Whereas  Mr.  Bierman  wishes  to  promote  the  effectiveness  of  web  browser  based  facial  recognition for genealogical applications in order to attract the interest of Genealogy, or similar companies;

We  therefore  intend  to  engage  in  a  joint  effort  to  develop  a  web-based  demonstration  application  to compare one or more images of a known person to an image of a person in question, and discern the probability  of  an  identity  match.  As  a  demonstration  tool,  the  application  will  remain  focused  on demonstrating  the  basic  functionality  of  detection  and  matching.  Specific  functionality  is  described  in the  accompanying  Appendix  A  “FaceMatchIR  Project  Scope  and  Product  Definition.”  Specific  details of  functionality  measures  of  effectiveness,  and  responsibilities  will  be  jointly  developed  by  EclipseIR and Brock D. Bierman subsequent to execution of this agreement.

This  Memorandum  of  Understanding  (MOU)  constitutes  and  outlines  the  understandings  and  general responsibilities between EclipseIR and Mr. Bierman for activities relating to this effort.

Eclipse Identity Recognition Corp will provide the following:

          Collaborate   in   defining   application   functionality,   technical   requirements,   and   measures   of

success

    One  Facial  Recognition  Runtime  License  for  the  development  of  a  web  site  to  compare photographs.

    The  Software  license  is  not  for  resale  and  can  be  used  only  for  Web-based  image  comparison within the genealogical application environment

    EclipseIR will develop a web site and facial comparison application that allows users to upload reference pictures and a query picture and then report the probability of a facial match

    EclipseIR  will  provide  initial  hosting  and  management  of  the  web  site  for  up  to  100  users  for the first 6 months. Subsequent hosting will be provided by a third-party web hosting service

    EclipseIR  will  assume  no  out-of-pocket  costs  for  this  project  beyond  initial  development  or  by agreement of both parties.

- Brock D. Bierman and EclipseIR will have access to all collected video or still frames for analysis.

Mr. Bierman agrees:

- to provide $4,000 to EclipseIR for product development expenses
- to create a new company (Ancestry Face Match, LLC) that will promote and market the web-based technology to consumers and synergistic companies.
- to share 30% ownership of Ancestry Face Match, LLC with EclipseIR
- Mr. Bierman will retain 51% ownership in Ancestry Face Match, LLC
- Mr. Joseph W. Dooley will own 5% of Ancestry Face Match, LLC
- 14% of Ancestry Face Match, LLC shares will be held open for 6 months.
- Open Shares will be given to potential investors/consultants with approval by EclipseIR and Mr. Bierman
- After 6 months, any remaining open shares will be split equally between EclipseIR and Mr. Bierman
- to provide website content as appropriate for the demonstration web site.
- to fund web hosting after initial product development and 6 month trial
- to provide funding for costs for subsequent site and product enhancements
- EclipseIR cannot guarantee performance
- EclipseIR is unfamiliar with the genealogical environment, requirements and standards
- EclipseIR will assume no liability

ACCEPTANCE

We, the undersigned have read and agree with this MOU. Further, we have reviewed the proposed activities and general responsibilities for this joint effort.

Eclipse Identity Recognition Corporation

Steve Miller, CEO

Signature: Stephen d. Miller

Date: 9/5/2012

Brock Bierman

Name/Title: PRESIDENT CIVIC ANCESTRY, LLC

Signature: [signature]

Date: 9-5-12

Copyright © 2012 Eclipse Identity Recognition Corporation. All Rights Reserved.
Eclipse Identity Recognition Corporation, 15732 Los Gatos Blvd, PMB 525, Los Gatos, CA. 95032 United States
Tel: 408-916-1480 Fax: 408-317-1717 www.eclipseir. Com

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Appendix A

Project Scope and Application Definition

FaceMatchIR

Project  Purpose

The  project  purpose  is  to  demonstrate  EclipseIR  facial  detection  and  identity  recognition  technologies  as applied to genealogy, in order to attract the interest of Genealogy, or similar companies, in deploying EclipseIR technology for genealogical applications.

Project Scope

Develop  a  web-based  demonstration  application  to  compare  one  or  more  images  of  a  known  person  to  an image  of  an  unknown  person,  and  discern  the  likelihood  of  an  identity  match.  As  a  demonstration  tool,  the application  will  remain  focused  on  demonstrating  the  basic  functionality  of  detection  and  matching.  The application  will  be  either  derived  from  “Snapshot”  mobile  server  functionality,  or  developed  directly  from  the

INDIface  SDK  Image  optimization,  image  storage,  user  profiles,  and  other  functions  typical  of  a  marketable product are not in the scope of this project.

Preliminary Application Functionality

A   website   will   be   developed,   that   could   initially   support   approximately   100   users.   Functionality   for   the

application  will  provide  for  1.)  password  protected  access  via  internet;  2)  “Home  Page”  describing  functionality and  requirements;  3.)  capability  of  loading  1-5  “reference”  images  of  a  known  person;  4.)  the  capability  of loading  a  “Query”  image  of  an  unknown  person;  5.)  user  control  to  perform  the  comparison,  and;  5.)  response indicators based on the confidence match at one of four categories. Specific terminology will be determined. In addition,  user  controls  will  be  available  as  necessary  to  navigate  and  operate  the  application.  Data  input  will

not  be  saved  for  user  access  upon  exit.    Future  iterations  of  the  application  may  be  developed  to  provide

enhanced   functionality   and   higher   volume   user   access   and   potential   consideration   for   advertising   and

upgraded services.

Time Frame

The application deployment is expected to be completed by the end of September 2012.